EXHIBIT 99.1

MKS Instruments Reports Fourth Quarter And Full Year 2021 Financial Results

•	Record quarterly revenue of $764 million, up 16% year-over-year

•	Record quarterly Non-GAAP net earnings of $168 million, up 29% year-over-year, and quarterly GAAP net income of $150 million, up 30% year-over-year

•	Record annual revenue of $2.9 billion, up 27% year-over-year

•	Record annual Non-GAAP net earnings of $634 million, up 54% year-over year, and annual GAAP net income of $551 million, up 57% year-over-year

•	Record annual operating cash flow of $640 million, up 25% year-over-year, and record annual free cash flow of $553 million, up 29% year-over-year

Andover, MA, January 26, 2022 — MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of technologies that enable advanced processes and improve productivity, today reported fourth quarter and full year 2021 financial results.

“We delivered record revenue and profitability in 2021, despite unprecedented supply chain constraints and continuous disruptions associated with the COVID-19 pandemic,” said John T.C. Lee, President and Chief Executive Officer. “This was accomplished due to the dedication and collaboration of the entire MKS team, our customers and our suppliers. Notwithstanding near-term industry-wide supply constraints, we are excited for what 2022 holds for MKS with expected continued industry tailwinds and our pending acquisition of Atotech Limited. The addition of Atotech will advance our strategy of delivering foundational technology solutions in the era of accelerating miniaturization and complexity.”

Mr. Lee added, “We exited the year on a strong note in our Semiconductor Market. Demand trends in the fourth quarter were broad-based across our vacuum and photonics portfolios. We are especially pleased with the continued successes of our RF Power portfolio and believe 2021 marked another year of market share gain. Revenue from our Advanced Markets exceeded our expectations, led by growth in advanced electronics and industrial applications.”

“The fourth quarter marked a strong finish to 2021,” said Seth H. Bagshaw, Senior Vice President and Chief Financial Officer. “Despite rising input costs, we were able to deliver better than expected Non-GAAP operating income while continuing to make targeted investments to drive long-term organic growth.”

Mr. Bagshaw added, “We generated record free cash flow in 2021, and exited the year with record cash and short-term investments of $1.04 billion. We expect the pending acquisition of Atotech to further accelerate our cash generation capability.”

First Quarter 2022 Outlook

Based on current business levels and certain supply chain constraints and excluding any contribution from Atotech Limited (“Atotech”), the Company expects revenue in the first quarter of 2022 of $750 million, plus or minus $30 million. At these volumes, the Company expects Non-GAAP net earnings per diluted share of $2.57, plus or minus $0.25.

Conference Call Details

A conference call with management will be held on Thursday, January 27, 2022 at 8:30 a.m. (Eastern Time). To access a live webcast of the conference call and related presentation materials management will refer to during the call, visit MKS’ website at mksinst.com and click on Company – Investor Relations. The webcast and related presentation materials will be listed in the calendar of events. To participate by telephone, please dial (877) 212-6076 for domestic callers or (707) 287-9331 for international callers, provide the operator with Conference ID 8392646, and access the presentation materials on MKS’ website. Participants are asked to access the live webcast or dial in at least 15 minutes in advance to ensure a timely connection. An archive of the webcast and related presentation materials will be available on MKS’ website.

About MKS Instruments

MKS Instruments, Inc. is a global provider of instruments, systems, subsystems and process control solutions that measure, monitor, deliver, analyze, power and control critical parameters of advanced manufacturing processes to improve process performance and productivity for our customers. Our products are derived from our core competencies in pressure measurement and control, flow measurement and control, gas and vapor delivery, gas composition analysis, electronic control technology, reactive gas generation and delivery, power generation and delivery, vacuum technology, temperature sensing, lasers, photonics, optics, precision motion control, vibration control and laser-based manufacturing systems solutions. We also provide services relating to the maintenance and repair of our products, installation services and training. Our primary served markets include semiconductor, industrial technologies, life and health sciences, and research and defense. Additional information can be found at mksinst.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS is not providing a quantitative reconciliation of forward-looking Non-GAAP gross margin, operating expenses, interest expense, net, tax rate, net earnings and net earnings per diluted share to the most directly comparable GAAP financial measures because it is unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. These items include, but are not limited to, acquisition and integration costs, acquisition inventory step-up, amortization of intangible assets, restructuring and other expense, asset impairment, debt issuance costs and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to our pending acquisition of Atotech and our recently completed acquisition of Photon Control Inc. (“Photon Control”) and could have a material impact on GAAP reported results for the relevant period.

For further information regarding these Non-GAAP financial measures, please refer to the tables presenting reconciliations of our Non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

	Q4		Full Year
	2021	2020	2021	2020
Net revenues	$764	$660	$2,950	$2,330
GAAP Financial Measures
Operating margin	23.8%	22.2%	23.7%	19.5%
Net income	$150	$116	$551	$350
Diluted EPS	$2.69	$2.08	$9.90	$6.33
Non-GAAP Financial Measures
Operating margin	27.1%	24.7%	27.0%	22.6%
Net earnings	$168	$130	$634	$411
Diluted EPS	$3.02	$2.34	$11.38	$7.43

Fourth Quarter 2021 Financial Results

Net revenues in the fourth quarter of 2021 were $764 million, a sequential increase of 3% from $742 million in the third quarter of 2021, and a year-over-year increase of 16% from $660 million in the fourth quarter of 2020. The increase in net revenues from the prior year was driven by strong demand from customers in both the Semiconductor Market and Advanced Markets. Net revenues in the Semiconductor Market were $495 million in the fourth quarter of 2021, a sequential increase of 1% from $488 million in the third quarter of 2021, and year-over-year increase of 26% from $393 million in the fourth quarter of 2020. Net revenues in Advanced Markets were $269 million in the fourth quarter of 2021, a sequential increase of 6% from $254 million in the third quarter of 2021, and year-over-year increase of 1% from $267 million in the fourth quarter of 2020.

Net income in the fourth quarter of 2021 was $150 million, or $2.69 per diluted share, compared to net income of $132 million, or $2.38 per diluted share, in the third quarter of 2021, and $116 million, or $2.08 per diluted share, in the fourth quarter of 2020.

Net income in the fourth quarter of 2021 included acquisition and integration costs of $9 million, and restructuring and other costs of $1 million.

Non-GAAP net earnings, which exclude special charges and credits, were $168 million, or $3.02 per diluted share, in the fourth quarter of 2021, compared to $155 million, or $2.79 per diluted share, in the third quarter of 2021, and $130 million, or $2.34 per diluted share, in the fourth quarter of 2020.

Full Year 2021 Financial Results

Net revenues in 2021 were $2.9 billion, an increase of 27% from $2.3 billion in 2020. Net revenues in the Semiconductor Market were $1.8 billion, an increase of 32% compared to 2020, while net revenues from Advanced Markets, were $1.1 billion, an increase of 19% compared to 2020.

Net revenues for the Vacuum and Analysis Division were $1.9 billion in 2021, an increase of 32% from $1.4 billion in 2020. Net revenues for the Light and Motion Division were $813 million in 2021, an increase of 18% from $690 million in 2020. Net revenues for the Equipment and Solutions Division were $275 million in 2021, an increase of 17% from $234 million in 2020.

Net income in 2021 was $551 million, or $9.90 per diluted share, compared to net income of $350 million, or $6.33 per diluted share, in 2020.

Non-GAAP net earnings, which exclude special charges and credits, were $634 million, or $11.38 per diluted share, in 2021, compared to $411 million, or $7.43 per diluted share, in 2020.

Additional Financial Information

At December 31, 2021, the Company had $1.04 billion in cash and short-term investments, $824 million of secured term loan principal outstanding and $100 million of incremental borrowing capacity under an asset-based line of credit, subject to certain borrowing base requirements. During the fourth quarter of 2021, the Company paid a cash dividend of $12 million or $0.22 per diluted share.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. (“MKS” or the “Company”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements are manufacturing and sourcing risks, including the impact and duration of supply chain disruptions and component shortages, the ability of MKS to complete its acquisition of Atotech, the terms of MKS’ existing term loan, the terms and availability of financing for the Atotech acquisition, the substantial indebtedness MKS expects to incur in connection with the Atotech acquisition and the need to generate sufficient cash flows to service and repay such debt, MKS’ entry into Atotech’s chemicals technology business, in which MKS does not have experience and which may expose it to significant additional liabilities, the risk of litigation relating to the Atotech acquisition, the risk that disruption from the Atotech acquisition materially and adversely affects the respective businesses and operations of MKS and Atotech, the ability of MKS to realize the anticipated synergies, cost savings and other benefits of the Atotech acquisition, competition from larger or more established companies in MKS’ and Atotech’s respective markets, the ability of MKS to successfully grow its business and the businesses of Atotech, Photon Control, which it acquired in July 2021, and Electro Scientific Industries, Inc. (“ESI”), which it acquired in February 2019, potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the Atotech acquisition, conditions affecting the markets in which MKS and Atotech operate, including the fluctuations in capital spending in the semiconductor industry and other advanced manufacturing markets, and fluctuations in sales to MKS’ and Atotech’s major customers, the ability to anticipate and meet customer demand, the challenges, risks and costs involved with integrating the operations of the companies we have acquired, potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, acquisition strategy, volatility of stock price, international operations, financial risk management, and the other factors described in MKS’ Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent Quarterly Reports on Form 10-Q, as filed with the SEC. Additional risk factors may be identified from time to time in MKS’ future filings with the SEC. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

###

Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Net revenues:
Products	$667.8	$649.1	$573.8	$2,578.6	$2,014.8
Services	96.1	92.8	86.4	371.0	315.2

Total net revenues	763.9	741.9	660.2	2,949.6	2,330.0
Cost of revenues:
Products	359.1	344.5	311.6	1,370.9	1,106.4
Services	50.3	49.0	47.0	198.5	174.1

Total cost of revenues	409.4	393.5	358.6	1,569.4	1,280.5
Gross profit	354.5	348.4	301.6	1,380.2	1,049.5
Research and development	51.1	51.7	45.4	200.0	173.1
Selling, general and administrative	96.2	95.8	92.8	385.1	353.1
Acquisition and integration costs	9.0	8.6	0.4	29.8	3.8
Restructuring and other	1.2	2.0	2.6	11.1	9.4
Amortization of intangible assets	15.2	15.0	12.6	55.3	55.2
Asset impairment	—	—	1.1	—	2.3
COVID-19 related net credits	—	—	—	—	(1.2)

Income from operations	181.8	175.3	146.7	698.9	453.8
Interest income	0.2	0.1	0.3	0.6	1.4
Interest expense	6.3	6.3	6.4	25.4	29.1
Other (income) expense, net	(2.9)	2.9	0.1	8.6	3.1

Income before income taxes	178.6	166.2	140.5	665.5	423.0
Provision for income taxes	28.4	33.8	24.9	114.1	72.9

Net income	$150.2	$132.4	$115.6	$551.4	$350.1

Net income per share:
Basic	$2.71	$2.39	$2.10	$9.95	$6.36
Diluted	$2.69	$2.38	$2.08	$9.90	$6.33
Cash dividends per common share	$0.22	$0.22	$0.20	$0.86	$0.80
Weighted average shares outstanding:
Basic	55.5	55.5	55.2	55.4	55.1
Diluted	55.7	55.7	55.5	55.7	55.3

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheet

(In millions)

	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$966.3	$608.3
Short-term investments	76.4	227.7
Trade accounts receivable, net	442.6	392.7
Inventories	576.7	501.4
Other current assets	85.3	74.3

Total current assets	2,147.3	1,804.4
Property, plant and equipment, net	325.3	284.3
Right-of-use assets	184.3	184.4
Goodwill	1,228.2	1,066.4
Intangible assets, net	576.0	512.2
Long-term investments	6.2	6.5
Other assets	73.0	45.6

Total assets	$4,540.3	$3,903.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-term debt	$9.0	$14.5
Accounts payable	168.1	110.6
Accrued compensation	131.9	117.9
Income taxes payable	25.1	18.3
Lease liabilities	18.0	15.8
Deferred revenue and customer advances	37.5	31.2
Other current liabilities	71.2	65.6

Total current liabilities	460.8	373.9
Long-term debt, net	807.9	815.0
Non-current deferred taxes	99.1	59.2
Non-current accrued compensation	49.3	49.5
Non-current lease liability	192.6	187.4
Other non-current liabilities	44.0	57.9

Total liabilities	1,653.7	1,542.9

Stockholders’ equity:
Common stock	0.1	0.1
Additional paid-in capital	906.7	873.2
Retained earnings	1,991.0	1,487.3
Accumulated other comprehensive (loss) income	(11.2)	0.3

Total stockholders’ equity	2,886.6	2,360.9

Total liabilities and stockholders’ equity	$4,540.3	$3,903.8

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Cash flows from operating activities:
Net income	$150.2	$132.4	$115.6	$551.4	$350.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28.0	27.4	23.4	104.1	99.2
Unrealized (gain) loss on derivatives not designated as hedging instruments	(2.9)	(7.9)	0.8	(4.2)	(0.4)
Amortization of debt issuance costs and original issue discount	0.5	0.6	0.6	2.3	2.7
Stock-based compensation	8.9	9.0	6.8	36.7	29.5
Provision for excess and obsolete inventory	2.6	4.8	5.0	16.2	24.8
Deferred income taxes	(6.0)	(2.5)	(6.4)	1.2	(7.1)
Asset impairment	—	—	1.1	—	2.3
Other	1.9	1.0	(1.1)	3.3	0.7
Changes in operating assets and liabilities	11.1	(11.7)	1.4	(71.5)	11.4

Net cash provided by operating activities	194.3	153.1	147.2	639.5	513.2

Cash flows provided by (used in) investing activities:
Acquisition of business, net of cash acquired	—	(268.4)	—	(268.4)	—
Purchases of investments	—	(100.3)	(164.2)	(497.0)	(522.4)
Maturities of investments	135.4	137.8	150.9	478.3	332.4
Sales of investments	34.6	0.1	8.2	169.2	72.5
Purchases of property, plant and equipment	(23.4)	(20.5)	(25.0)	(86.7)	(84.9)

Net cash provided by (used in) investing activities	146.6	(251.3)	(30.1)	(204.6)	(202.4)

Cash flows used in financing activities:
Net proceeds from short and long-term borrowings	—	0.1	6.8	1.0	27.0
Payments of short-term and long-term borrowings	(2.4)	(2.3)	(6.8)	(15.2)	(83.8)
Dividend payments	(12.1)	(12.2)	(11.0)	(47.6)	(44.0)
Net (payments) proceeds related to employee stock awards	11.3	(6.8)	4.8	(3.1)	(20.7)

Net cash used in financing activities	(3.2)	(21.2)	(6.2)	(64.9)	(121.5)

Effect of exchange rate changes on cash and cash equivalents	(4.7)	(2.5)	4.1	(12.0)	4.4

Increase (decrease) in cash and cash equivalents	333.0	(121.9)	115.0	358.0	193.7

Cash and cash equivalents at beginning of period	633.3	755.2	493.3	608.3	414.6

Cash and cash equivalents at end of period	$966.3	$633.3	$608.3	$966.3	$608.3

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income	$150.2	$132.4	$115.6	$551.4	$350.1
COVID-19 related net credits (Note 1)	—	—	—	—	(0.9)
Inventory charge related to exit of product groups (Note 2)	—	—	—	—	3.9
Acquisition and integration costs (Note 3)	9.0	8.6	0.4	29.8	3.8
Amortization of debt issuance costs (Note 4)	0.2	0.2	0.2	1.2	1.5
Restructuring and other (Note 5)	1.2	2.0	2.6	11.1	9.4
Amortization of intangible assets	15.2	15.0	12.6	55.3	55.2
Asset impairment (Note 6)	—	—	1.1	—	2.3
Currency hedge (gain) loss (Note 7)	(3.4)	2.8	—	6.9	—
Windfall tax benefit on stock-based compensation (Note 8)	(0.2)	—	—	(4.6)	(2.4)
Deferred tax asset write-off (Note 9)	—	—	—	—	3.5
Withholding tax related to Brexit (Note 10)	—	—	—	3.2	—
Tax effect of Non-GAAP adjustments (Note 11)	(4.1)	(5.9)	(2.7)	(20.6)	(15.4)

Non-GAAP net earnings	$168.1	$155.1	$129.8	$633.7	$411.0

Non-GAAP net earnings per diluted share	$3.02	$2.79	$2.34	$11.38	$7.43

Weighted average diluted shares outstanding	55.7	55.7	55.5	55.7	55.3
Net cash provided by operating activities	$194.3	$153.1	$147.2	$639.5	$513.2
Purchases of property, plant and equipment	(23.4)	(20.5)	(25.0)	(86.7)	(84.9)

Free cash flow	$170.9	$132.6	$122.2	$552.8	$428.3

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Three Months Ended			Twelve Months Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Gross profit	$354.5	$348.4	$301.6	$1,380.2	$1,049.5
COVID-19 related net costs (Note 1)	—	—	—	—	0.3
Inventory charge related to exit of product groups (Note 2)	—	—	—	—	3.9

Non-GAAP gross profit	$354.5	$348.4	$301.6	$1,380.2	$1,053.7

Non-GAAP gross margin	46.4%	47.0%	45.7%	46.8%	45.2%

Operating expenses	$172.7	$173.1	$154.9	$681.3	$595.7
COVID-19 related net credits (Note 1)	—	—	—	—	(1.2)
Acquisition and integration costs (Note 3)	9.0	8.6	0.4	29.8	3.8
Restructuring and other (Note 5)	1.2	2.0	2.6	11.1	9.4
Amortization of intangible assets	15.2	15.0	12.6	55.3	55.2
Asset impairment (Note 6)	—	—	1.1	—	2.3

Non-GAAP operating expenses	$147.3	$147.5	$138.2	$585.1	$526.2

Income from operations	$181.8	$175.3	$146.7	$698.9	$453.8
COVID-19 related net credits (Note 1)	—	—	—	—	(0.9)
Inventory charge related to exit of product groups (Note 2)	—	—	—	—	3.9
Acquisition and integration costs (Note 3)	9.0	8.6	0.4	29.8	3.8
Restructuring and other (Note 5)	1.2	2.0	2.6	11.1	9.4
Amortization of intangible assets	15.2	15.0	12.6	55.3	55.2
Asset impairment (Note 6)	—	—	1.1	—	2.3

Non-GAAP income from operations	$207.2	$200.9	$163.4	$795.1	$527.5

Non-GAAP operating margin	27.1%	27.1%	24.7%	27.0%	22.6%

Interest expense, net	$6.1	$6.2	$6.2	$24.8	$27.7
Amortization of debt issuance costs (Note 4)	0.2	0.2	0.2	1.2	1.5

Non-GAAP interest expense, net	$5.9	$6.0	$6.0	$23.6	$26.2

Net income	$150.2	$132.4	$115.6	$551.4	$350.1
Interest expense, net	6.1	6.2	6.2	24.8	27.7
Provision for income taxes	28.4	33.8	24.9	114.1	72.9
Depreciation	12.8	12.3	10.7	48.4	44.0
Amortization	15.2	15.0	12.6	55.3	55.2

EBITDA	$212.7	$199.7	$170.0	$794.0	$549.9

Stock-based compensation	8.9	9.0	6.6	36.7	28.6
COVID-19 related net credits (Note 1)	—	—	—	—	(0.9)
Inventory charge related to exit of product groups (Note 2)	—	—	—	—	3.9
Acquisition and integration costs (Note 3)	9.0	8.6	0.4	29.8	3.8
Restructuring and other (Note 5)	1.2	2.0	2.6	11.1	9.4
Asset impairment (Note 6)	—	—	1.1	—	2.3
Currency hedge (gain) loss (Note 7)	(3.4)	2.8	—	6.9	—

Adjusted EBITDA	$228.4	$222.1	$180.7	$878.5	$597.0

Adjusted EBITDA margin	29.9%	29.9%	27.4%	29.8%	25.6%

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	Income Before Income Taxes	Provision (benefit) for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision (benefit) for Income Taxes	Effective Tax Rate
GAAP	$178.6	$28.4	15.9%	$140.5	$24.9	17.7%
Acquisition and integration costs (Note 3)	9.0	—		0.4	—
Amortization of debt issuance costs (Note 4)	0.2	—		0.2	—
Restructuring and other (Note 5)	1.2	—		2.6	—
Amortization of intangible assets	15.2	—		12.6	—
Asset impairment (Note 6)	—	—		1.1	—
Currency hedge gain (Note 7)	(3.4)	—		—	—
Windfall tax benefit on stock-based compensation (Note 8)	—	0.2		—	—
Tax effect of Non-GAAP adjustments (Note 11)	—	4.1		—	2.7

Non-GAAP	$200.8	$32.7	16.3%	$157.4	$27.6	17.5%

	Three Months Ended September 30, 2021
	Income Before Income Taxes	Provision (benefit) for Income Taxes	Effective Tax Rate
GAAP	$166.2	$33.8	20.4%
Acquisition and integration costs (Note 3)	8.6	—
Amortization of debt issuance costs (Note 4)	0.2	—
Restructuring and other (Note 5)	2.0	—
Amortization of intangible assets	15.0	—
Currency hedge loss (Note 7)	2.8	—
Tax effect of Non-GAAP adjustments (Note 11)	—	5.9

Non-GAAP	$194.8	$39.7	20.4%

	Twelve Months Ended December 31, 2021			Twelve Months Ended December 31, 2020
	Income Before Income Taxes	Provision (benefit) for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision (benefit) for Income Taxes	Effective Tax Rate
GAAP	$665.5	$114.1	17.1%	$423.0	$72.9	17.2%
COVID-19 related net credits (Note 1)	—	—		(0.9)	—
Inventory charge related to exit of product groups (Note 2)	—	—		3.9	—
Acquisition and integration costs (Note 3)	29.8	—		3.8	—
Amortization of debt issuance costs (Note 4)	1.2	—		1.5	—
Restructuring and other (Note 5)	11.1	—		9.4	—
Amortization of intangible assets	55.3	—		55.2	—
Asset impairment (Note 6)	—	—		2.3	—
Currency hedge loss (Note 7)	6.9	—		—	—
Windfall tax benefit on stock-based compensation (Note 8)	—	4.6		—	2.4
Deferred tax asset write-off (Note 9)	—	—		—	(3.5)
Withholding tax related to Brexit (Note 10)	—	(3.2)		—	—
Tax effect of Non-GAAP adjustments (Note 11)	—	20.6		—	15.4

Non-GAAP	$769.8	$136.1	17.7%	$498.2	$87.2	17.5%

MKS Instruments, Inc.

Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

Note 1: We recorded COVID-19 related costs and credits that were direct, incremental, and not expected to recur. The amounts consisted of payroll-tax credits for maintaining our workforce during the pandemic, offset by shift premiums and bonuses.

Note 2: We recorded an inventory charge related to the exit of certain product groups.

Note 3: Acquisition and integration costs during the three months ended December 31, 2021 primarily related to our pending acquisition of Atotech announced on July 1, 2021. Acquisition and integration costs during the three months ended September 30, 2021 primarily related to our acquisition of Photon Control and our pending acquisition of Atotech. Acquisition and integration costs during the twelve months ended December 31, 2021 related to our acquisition of Photon Control, our pending acquisition of Atotech and our proposed acquisition of Coherent, Inc. Acquisition and integration costs during the three and twelve months ended December 31, 2020 related to our acquisition of ESI.

Note 4: We recorded additional interest expense related to the amortization of debt issuance costs related to our Term Loan Credit Agreement and our ABL Credit Agreement (each credit agreement, as defined in our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 23, 2021).

Note 5: Restructuring and other costs during the three months ended December 31, 2021 and September 30, 2021 and the twelve months ended December 31, 2021 primarily related to severance costs due to a global cost saving initiative, costs related to the pending closure of two facilities in Europe and movement of certain products to low cost regions. In addition, restructuring and other costs during the twelve months ended December 31, 2021 included duplicate facility costs attributed to entering into new facility leases. Restructuring and other costs during the three and twelve months ended December 31, 2020 included duplicate facility costs attributed to entering into new facility leases, costs related to the exit of certain product groups and costs related to the pending closure of a facility in Europe. Such costs for the twelve months ended December 31, 2020 were offset by an insurance reimbursement related to a legal settlement.

Note 6: During the twelve months ended December 31, 2020, we recorded an asset impairment charge for the write-down of long-lived assets related to the pending closure of a facility in Europe. During the three and twelve months ended December 31, 2020, we recorded the write-off of goodwill related to the pending closure of a facility in Europe.

Note 7: During the three and twelve months ended December 31, 2021, we recorded a fair-value gain from European dollar contracts related to hedge currency fluctuations in connection with the funding of our pending acquisition of Atotech. During the three months ended September 30, 2021 and twelve months ended December 31, 2021, we recorded a fair-value loss from Canadian dollar contracts related to hedge currency fluctuations in connection with the funding of our acquisition of Photon Control, which was consummated on July 15, 2021.

Note 8: We recorded windfall tax benefits on the vesting of stock-based compensation.

Note 9: We recorded a write-off of a deferred tax asset related to foreign net operating losses.

Note 10: We recorded additional withholding taxes on inter-company undistributed earnings following the United Kingdom’s withdrawal from the European Union.

Note 11: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates.